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                                   1984 BEMIS

                                STOCK AWARD PLAN


     SECTION 1.     ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE OF PLAN

     1.1 ESTABLISHMENT. BEMIS COMPANY, INC. hereby establishes a stock incentive plan for key Employees, as described herein, which shall be known as the 1984 Bemis "Stock Award Plan" (hereinafter called the "Plan").

     1.2 PURPOSE. The purpose of the Plan is to enable the Company and its Subsidiaries to attract, retain, and motivate key Employees who provide valuable service, and to provide such Employees with a means of acquiring or increasing a proprietary interest in the Company so that they will have an increased incentive to work for the long-term success of the Company and its Subsidiaries.

     1.3 SHAREHOLDERS' APPROVAL. The Plan shall become effective as of October 16, 1984, subject to approval by the shareholders of the Company.

     SECTION 2.     DEFINITIONS

     2.1 DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below:

          (a) "Beneficiary" means the person or persons designated as such under Sec. 9.1.

          (b)  "Board" means the Board of Directors of the Company.

          (c) "Committee" means the Committee referred to in Sec. 4.1 which is responsible for administration of the Plan.

          (d)  "Company" means Bemis Company, Inc., a Missouri corporation.

          (e) "Employee" means any key executive in charge of a principal division, business unit, or department of the Company or a Subsidiary, and any other employee who performs similar managerial and professional functions for the Company or a Subsidiary.

          (f) "Fair Market Value" means the last sale price of the Stock as reported by the New York Stock Exchange on a particular date.

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          (g)  "Grantee" means an Employee who receives a Target Award under the
               Plan.

          (h)  "Period of Restriction" means the period determined under Sec.
               7.4.

          (i) "Stock" means the common stock, par value of ten cents ($0.10) per share, of the Company.

          (j) "Subsidiary" means any corporation, 50% or more of the voting stock of which is directly or indirectly owned by the Company.

          (k)  A "Target Award" is an amount awarded to a Grantee under Sec.
               7.1.

     2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender when used in this Plan shall also include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

     SECTION 3.     ELIGIBILITY AND PARTICIPATION

     3.1 ELIGIBLE EMPLOYEES. Grantees shall be limited to key Employees who, by means of their positions, functions, or responsibility levels have a direct and significant impact on their employer's earnings or profitable performance, as recommended by the Company's Chief Executive Officer and approved by the Committee.

     SECTION 4.     ADMINISTRATION

     4.1 ADMINISTRATION OF PLAN. The Plan shall be administered by a committee of three or more persons appointed by the Board from among those members of the Board who are not employees of the Company or any of its Subsidiaries. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Subject to the provisions of the Plan, the Committee may from time to time adopt such rules for the administration of the Plan as it deems appropriate. The decision of the Committee on any matter affecting the Plan or the rights and obligations arising under the Plan shall be final and binding upon all persons. No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan.

     SECTION 5.     STOCK SUBJECT TO THE PLAN

     5.1 NUMBER. The total number of shares of Stock that may be issued under the Plan may not exceed 600,000, subject to adjustment as provided in Sec. 5.2. Those shares may consist, in whole or in part, of authorized but unissued Stock or shares of Stock

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reacquired by the Company, including shares purchased in the open market, not reserved for any other purpose. However, to the extent shares of Stock were available on October 16, 1984 for future grants of options under the Company's 1978 Nonqualified Stock Option Plan, and grants of options under said plan after said date result in issuance of shares of Stock, the number of shares of Stock that may be issued under this Plan will be reduced.

     5.2 ADJUSTMENTS IN CAPITALIZATION. In the event of any change in the outstanding shares of Stock by reason of a stock dividend, stock split, reverse split, recapitalization, merger, consolidation, combination, or exchange of shares or other similar corporate change, the aggregate number of shares of Stock issuable under this Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In such event the Committee shall also have discretion to make appropriate adjustments in the number and type of shares subject to Target Award grants then outstanding under the Plan.

     5.3 ADDITIONAL SHARES AUTHORIZED IN 1987. In addition to the shares of Stock authorized under Sec. 5.1, an additional 600,000 shares of Stock may be issued under the Plan pursuant to this Sec. 5.3. Said number of additional shares is subject to adjustment as provided in Sec. 5.2. Said shares may consist, in whole or in part, of authorized but unissued Stock or shares of Stock reacquired by the Company, including shares purchased in the open market, not reserved for any other purpose. However, the number of shares that may be issued under the Plan by reason of this Sec. 5.3 shall be reduced by the number of shares with respect to which options are granted under the Company's 1987 Stock Option Plan; provided, however, that the number of shares covered by an option which expires unexercised will not be included in said offset.

     SECTION 6.     DURATION OF THE PLAN

     6.1 DURATION OF THE PLAN. No Target Awards may be made under the Plan after October 15, 1994.

     SECTION 7.     AWARDS

     7.1 INITIAL DETERMINATION OF AWARDS. A Grantee's "Target Award" is the starting point in determining the number of shares of Stock he will receive under the Plan. The Target Award for a particular Grantee may be granted by the Committee at any time prior to October 16, 1994. Multiple Target Awards may be granted with respect to any Grantee. Each Target Award will be expressed in terms of a number of shares of Stock. Granting of a Target Award does not involve immediate issuance of shares of Stock to the Grantee; shares of Stock will be issued only to the extent provided in Sec. 7.3 below. The Company will advise the Grantee promptly of any Target Award granted to him.

     7.2 DIVIDENDS. The Company will make a cash payment to each Grantee who has a Target Award outstanding in an amount equal to the cash dividend he would have received

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if he had held shares of Stock equal to the number of shares represented by the
Target Award. These payments will be made on or about the date dividends are paid to shareholders of the Company. If there is a stock dividend, stock split, reverse split or the like, the number of shares represented by each outstanding Target Award will be adjusted as provided in Sec. 5.2.

     7.3 PAYMENT OF AWARDS. If the Grantee is employed by the Company or an Affiliate at the end of the Period of Restriction, the Company will issue to him a number of shares of Stock equal to the number of shares of Stock represented by the Target Award. If the Grantee's termination of employment occurs prior to the end of the Period of Restriction, the Company will issue to him the number of shares, if any, determined from whichever of the following subsections is applicable:

          (a) If his termination of employment was due to his death, the Company will transfer to his Beneficiary the number of shares of Stock represented by any Target Awards with respect to the Participant outstanding on the date of his death.

          (b) If his termination of employment occurs due to his permanent and total disability or he is absent from work and qualifies either for a benefit under the Company's long term disability program or for a social security disability benefit, the Company will transfer to him the number of shares of Stock represented by any Target Awards then outstanding with respect to him.

          (c) If his termination of employment occurs under circumstances that there is an early retirement or normal retirement under the Bemis Retirement Plan, the Company will transfer to him a portion of the number of shares of Stock represented by each Target Award then outstanding with respect to him, said portion to be determined by multiplying (1) times (2):

               (1)  The number of shares of Stock represented by the Target
                    Award.

               (2) A fraction, (i) the numerator of which is the number of full months which have elapsed from the date the Target Award was granted until the date of termination of employment, and
                    (ii) the denominator of which is the maximum number of full months during the Period of Restriction, said maximum number to be determined as of the date the Target Award was granted.


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               The remaining shares of Stock will be forfeited and retained by the Company. However, the Committee may in its sole discretion provide for issuance to the Grantee of all or any portion of the remaining shares represented by the Target Award. The Committee's decision as to whether to distribute such additional shares of Stock to a particular Grantee and as to the number of shares will not be binding or precedential with regard to subsequent terminations by other Grantees.

          (d) If his termination of employment occurs under circumstances other than any of those described in (a), (b), and (c) above, and is involuntary (including any resignation at the request of the Company) and not for cause, he shall receive from the Company shares of Stock reflecting a portion of his Target Award determined by the Committee in its sole discretion. The Committee's decision as to the number of shares to distribute following a particular Grantee's termination of employment will not be binding or precedential with regard to subsequent terminations by other Grantees. The remainder of the Target Award will be forfeited and retained by the Company. The Committee may in its sole discretion determine that no shares will be distributed to a particular Participant under this paragraph.

          (e) If his termination of employment occurs under circumstances other than any of those described in (a), (b), (c), and (d) above, then any Target Award with respect to which the Period of Restriction has not yet expired will be forfeited and retained by the Company.

     7.4 PERIOD OF RESTRICTION. The Period of Restriction for each Target Award shall be determined by the Committee at the time the Target Award is granted, subject to the following:

          (a) The Period of Restriction may not exceed seven years and may not be less than three years.

          (b) The Committee may establish performance goals which, if met, will reduce the duration of the Period of Restriction. However, the Period of Restriction will in no event be less than three years.

          (c) The Committee may establish different performance goals with respect to different Target Awards. The goals may relate to individual or corporate performance, or a combination thereof, as the Committee sees fit. The performance goals may be structured so that partial attainment of the goals will result in shortening the Period of Restriction as to a portion of a Target Award rather than the whole award.

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     7.5   OTHER RESTRICTIONS.  The Committee may impose other restrictions on shares of Stock granted pursuant to the Plan if it deems such restrictions advisable to comply with Federal or state securities laws and may legend the Stock certificate(s) to give appropriate notice of such restrictions.

     7.6 VOTING RIGHTS. During the Period of Restriction, Grantees holding Target Awards granted hereunder may not exercise voting rights with respect to the shares of Stock to which those awards relate. A Grantee's voting rights shall be limited to those pertaining to shares of Stock actually issued to him under the Plan.

     7.7 SPECIAL PROVISIONS REGARDING PAYMENT OF TARGET AWARDS GRANTED NOVEMBER 14, 1985 and February 3, 1987. Notwithstanding any other provision of the Plan to the contrary, as to Target Awards granted November 14, 1985, and February 3, 1987, if a Grantee's early retirement or normal retirement under the Bemis Retirement Plan occurs before the end of the Period of Restriction, distribution of the shares subject to said Target Award will occur at the end of the Period of Restriction. It is recognized that the Period of Restriction may not end until several years after the early retirement or normal retirement. At the end of the Period of Restriction, the Company will issue to the Grantee a number of shares of Stock equal to the number of shares represented by the Target Award. No portion of the shares represented by said Target Award will be forfeited due to the normal or early retirement. This section applies only if a Grantee of a November 14, 1985 or February 3, 1987 Target Award has a normal or early retirement under the Bemis Retirement Plan, and not if his termination of employment occurs for any other reason.

     7.8 SPECIAL PROVISIONS REGARDING PAYMENT OF TARGET AWARDS GRANTED OCTOBER 5, 1988, OCTOBER 26, 1989, AND DECEMBER 7, 1990. This section applies to each Target Award approved by the Committee on October 5, 1988, October 26, 1989, and December 7, 1990. Each Target Award granted October 5, 1988 will become effective and outstanding on January 1, 1989, provided that the Grantee is an Employee on January 1, 1989. Each Target Award granted October 26, 1989 will become effective and outstanding on October 26, 1989, provided the Grantee is an Employee on October 26, 1989. Each Target Award granted December 7, 1990 will become effective and outstanding on January 1, 1991, provided the Grantee is an Employee on January 1, 1991. As to such Target Awards:

          (a) If such a Grantee has a normal retirement or early retirement under the Bemis Retirement Plan prior to the end of the Period of Restriction, distribution of any shares of Stock to which he is entitled (as determined in (b) or (c)) will occur at the end of the Period of Restriction. It is recognized that the Period of Restriction may not end until several years after the normal or early retirement.

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          (b)  If the Employee's termination of employment is a normal retirement under the Bemis Retirement Plan, the number of shares to which he is entitled at the end of the Period of Restriction shall be equal to the number of shares represented by the Target Award. No shares shall be forfeited by reason of the normal retirement.

          (c) If the Employee's termination of employment is an early retirement under the Bemis Retirement Plan, the number of shares to which he is entitled shall be determined pursuant to Sec. 7.3(c), but the distribution of said shares will not occur until the end of the Period of Restriction.

          (d) If the Grantee remains an Employee until the end of the Period of Restriction, or has a termination of employment during the Period of Restriction which is not a normal or early retirement, the number of shares, if any, to which he is entitled and the timing of the distribution of said shares will be determined under Sec. 7.3.

     7.9 SPECIAL PROVISIONS REGARDING PAYMENT OF TARGET AWARDS GRANTED AFTER SEPTEMBER 30, 1991. Notwithstanding Sec. 7.3(c) or any other provisions of the Plan to the contrary, Target Awards granted after September 30, 1991 shall be subject to the following:

          (a) If the Grantee's early retirement under the Bemis Retirement plan occurs before the end of the Period of Restriction, the Target Award will be forfeited and retained by the Company. However, the Committee may, in its sole discretion, provide for issuance to the Grantee of all or any portion of the shares represented by the Target Award. The issuance of any such shares may occur at any point from the time of termination until the end of the Period of Restriction, to be determined at the sole discretion of the Committee. The Committee shall act promptly, on or about the date of termination of employment, in deciding whether to provide for the issuance and the date of any such issuance. The Committee's decision with regard to a particular Grantee will not be binding or precedential with regard to subsequent terminations by other Grantees.

          (b) If the Grantee's normal retirement under the Bemis Retirement Plan occurs before the end of the Period of Restriction, the number of shares to which he is entitled will be determined under Sec. 7.3. Shares to which a Grantee becomes entitled under this subsection shall be issued at the end of the Period of Restriction.

          (c) If the Grantee remains an Employee until the end of the Period of Restriction, or has a termination of employment during the Period of

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               Restriction which is not a normal or early retirement, the number of shares, if any, to which he is entitled and the timing of the distribution of said shares will be determined under Sec. 7.3.

     SECTION 8.  RIGHTS OF EMPLOYEES; RECIPIENTS OF GRANTS

     8.1 EMPLOYMENT. Nothing in this Plan or in any grant of a Target Award shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Employee's employment at any time or confer upon any Employee any right to continue in the employ of the Company or a Subsidiary.

     8.2 NONTRANSFERABILITY. No Grantee or Beneficiary shall, by virtue of this Plan, have any interest in any specific asset or assets of the Company or any Subsidiary. A Grantee or Beneficiary has only an unsecured contract right to receive shares of Stock in accordance with and at the times specified by the Plan. No Grantee or Beneficiary shall have the right to assign, pledge, or otherwise dispose of any part of a Target Award hereunder prior to actual receipt of the shares of Stock to which that award relates. However, a Grantee may designate a Beneficiary as permitted by the Plan.

     SECTION 9.     BENEFICIARY DESIGNATION

     9.1 BENEFICIARY DESIGNATION. Each Grantee under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to his estate, which shall be considered his Beneficiary for purposes of the Plan.

     SECTION 10.    FACILITY OF PAYMENT

     10.1 FACILITY OF PAYMENT. When a person entitled to benefits under the Plan is under legal disability, the Committee may direct the Company to pay the benefits to such person's legal representative, or to a relative of such person for such person's benefit. Any payment made in accordance with this Section shall be a full and complete discharge of any liability for such payment under the Plan.

     SECTION 11.    AMENDMENT AND TERMINATION

     11.1 AMENDMENT AND TERMINATION. The Board, upon recommendation of the Committee, at any time may terminate, and at any time and from time to time and in any

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respect, may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the shareholders may:

          (a) Increase the maximum number of shares of Stock that may be granted under the Plan except as provided in Sec. 5.2.

          (b)  Extend the period during which shares of Stock may be granted.

          (c) Permit the granting of shares of Stock to a person who is not an Employee.

          (d) Modify the requirements as to eligibility for participation in the Plan.

          (e) Increase materially the benefits accruing to Grantees under the Plan.

          (f)  Increase materially the cost of the Plan.

          (g)  Withdraw the administration of the Plan from the Committee.

          (h) Change the provisions in the Plan as to the qualification for membership on the Committee.

No amendment, modification, or termination of the Plan shall in any manner adversely affect any Stock or Target Award previously granted under the Plan without the consent of the Grantee.

     SECTION 12.    MERGER, CONSOLIDATION, OR ACQUISITION

     12.1 MERGER, CONSOLIDATION, OR ACQUISITION. If an "Event" occurs, all restrictions shall lapse on Target Awards then outstanding under the Plan, and the Company shall immediately issue to each Grantee the number of shares of Stock represented by any such Target Awards. An "Event" shall be deemed to have occurred if (a) a majority of the directors of the Company shall be persons other than persons (i) for whose election proxies shall have been solicited by the Board or (ii) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships, or (b) 40% or more of the outstanding voting stock of the Company or all or substantially all of the assets of the Company are acquired or beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) by any person (other than a Subsidiary) or group of persons, acting in concert, whether by acquisition of assets, merger, consolidation, tender or exchange offer for shares, or otherwise, or (c) the shareholders of the Company approve any plan or agreement providing either for a transaction in which the Company will cease to be an independent publicly owned


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corporation or for a sale or other disposition of all or substantially all of the assets of the Company.

     SECTION 13.    TAX WITHHOLDING

     13.1 TAX WITHHOLDING. The Company shall have the right to require a Grantee or other person receiving Stock under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes. In lieu of all or any part of such a cash payment, the Committee may permit the individual to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the individual's full FICA and federal, state and local income tax with respect to income arising from payment of the Award, through a reduction of the number of shares delivered to him. Such elections are subject to the following:

          (a) TIME OF ELECTION. Any such election by an individual who is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 ("Section 16") may be made only during certain specified time periods, as follows:

               (1) The election may be made during the period beginning on the third business day following the date of public release of the Company's quarterly or annual financial statements and ending on the twelfth business day following such date of public release, or

               (2) The election may be made at least six months prior to the date the Award is paid to him.

               (3) However, an election by such a person may not be made within six months of the date of grant of the Target Award to which the payment relates; provided, however, that said restriction does not apply in the event death or disability of the individual to whom the option was granted occurs during said six month period.

               The foregoing restrictions do not apply to any person who is not subject to the reporting requirements of Section 16.

          (b) COMMITTEE APPROVAL; REVOCATION. Any such election by a person subject to the reporting requirements of Section 16 is subject to approval by the Committee. The Committee's approval may be granted in advance but is subject to revocation by the Committee at any time. Once such an election is made by such an individual, he or she may not revoke it.

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     SECTION 14.    INDEMNIFICATION

     14.1 INDEMNIFICATION. Each person who is or had been a member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with any claim, action, suit, or proceeding to which he may be a party by reason of any action taken or failure to act under the Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     SECTION 15.    GOVERNING LAW

     15.1 GOVERNING LAW. The Plan, and all grants and other documents delivered hereunder, shall be construed in accordance with and governed by the laws of Minnesota.

     SECTION 16.    EXPENSES OF PLAN

     16.1 EXPENSES OF PLAN. The expenses of administering the Plan shall be borne by the Company.



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